UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 19, 2007

Southwest Airlines Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611, Dallas, Texas		75235-1611
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 792-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2007, the Compensation Committee of the Board of Directors of Southwest Airlines Co. (the "Company" or "Southwest") approved the principal terms of the following employment agreements:

(a) A six-year employment agreement with Herbert D. Kelleher, effective as of July 15, 2007. Mr. Kelleher’s agreement will provide for an annual base salary of $400,000, and discretionary performance bonuses to be paid in cash at the times and in the amounts determined by the Board or the Compensation Committee. Pursuant to the terms of the Company’s 2007 Equity Incentive Plan, Southwest will grant to Mr. Kelleher, effective July 19, 2007, ten-year non-qualified options to purchase 60,000 shares of common stock at a price per share equal to the fair market value thereof on such date, with such options to be exercisable immediately. Mr. Kelleher will serve as Chairman of the Board of Directors until the Annual Meeting of Shareholders in May 2008, at which time he will retire from the Board of Directors, and resign as an officer of the Company, remaining an Employee for the duration of his agreement. During the term of his employment with Southwest, Mr. Kelleher is eligible to participate in any medical benefit plan or program that Southwest makes available to its employees generally. Southwest will also reimburse Mr. Kelleher for medical and dental expenses incurred by him and by his spouse. Upon termination of his employment with Southwest, Mr. Kelleher will be eligible to participate in any non-contract retiree medical benefit plan or program that Southwest may then make available to its retirees generally. Southwest will also provide deferred compensation in an amount equal to any Company contributions that would otherwise have been made on behalf of Mr. Kelleher to the Company’s profitsharing plan, but that exceed the limits established by the Internal Revenue Code for qualified plans. Such deferred compensation will bear interest at ten percent. While he remains an Employee of Southwest, Mr. Kelleher will have the right to terminate his employment contract within 60 days after the occurrence of a Change of Control of the Company as described below. In the event Mr. Kelleher so terminates his employment, his employment contract will provide for a lump sum severance payment equal to his unpaid base salary for the remaining term of the contract plus $750,000.

(b) An employment agreement with Gary C. Kelly, Chief Executive Officer and Vice-Chairman of the Board of Directors, effective as of July 15, 2007 to February 1, 2011. Mr. Kelly’s agreement will provide for an annual base salary of $424,065, and discretionary increases and performance bonuses to be paid at the times and in the amounts determined by the Board or the Compensation Committee. Pursuant to the terms of the Company’s 2007 Equity Incentive Plan, Southwest will grant to Mr. Kelly, effective July 19, 2007, ten-year non-qualified options to purchase 150,000 shares of common stock at a price per share equal to the fair market value thereof on such date, with one-third of such options to be exercisable immediately, and one-third to become exercisable on each of July 15, 2008 and July 15, 2009, respectively. During the term of his employment with Southwest, Mr. Kelly is eligible to participate in any medical benefit plan or program that Southwest makes available to its employees generally. Southwest will reimburse Mr. Kelly for medical and dental expenses incurred by him and by his spouse. Southwest will also provide deferred compensation in an amount equal to any Company contributions that would otherwise have been made on behalf of Mr. Kelly to the Company’s profit sharing plan, but that exceed the limits established by the Internal Revenue Code for qualified plans. Such deferred compensation will bear interest at ten percent. Mr. Kelly will have the right to terminate his employment contract within 60 days after the occurrence of a Change of Control of the Company as described below. In the event Mr. Kelly so terminates his employment, his employment contract will provide for a lump sum severance payment equal to his unpaid base salary for the remaining term of the contract plus $750,000.

(c) A six-year employment agreement with Colleen C. Barrett, effective as of July 15, 2007. Ms. Barrett’s agreement will provide for an annual base salary of $368,752 for the year ended July 15, 2008, increasing to $400,000 per year thereafter, and discretionary performance bonuses to be paid in cash at the times and in the amounts determined by the Board or the Compensation Committee. Pursuant to the terms of the Company’s 2007 Equity Incentive Plan, Southwest will grant to Ms. Barrett, effective July 19, 2007, ten-year non-qualified options to purchase 75,000 shares of common stock at a price per share equal to the fair market value thereof on such date, with such options to be exercisable immediately. Ms. Barrett will retire from the Board of Directors and from her position as Secretary of the Board at the Annual Meeting of Shareholders in May 2008 and resign as President of the Company on July 15, 2008, remaining an Employee for the duration of her agreement. During the term of her employment with Southwest, Ms. Barrett is eligible to participate in any medical benefit plan or program that Southwest makes available to its employees generally. Southwest will also reimburse Ms. Barrett for her medical and dental expenses. Upon termination of her employment with Southwest, Ms. Barrett will be eligible to participate in any non-contract retiree medical benefit plan or program that Southwest may then make available to its retirees generally. Southwest will also provide deferred compensation in an amount equal to any Company contributions that would otherwise have been made on behalf of Ms. Barrett to the Company’s profitsharing plan, but that exceed the limits established by the Internal Revenue Code for qualified plans. Such deferred compensation will bear interest at ten percent. While she remains an Employee of Southwest, Ms. Barrett will have the right to terminate her employment contract within 60 days after the occurrence of a Change of Control of the Company as described below. In the event Ms. Barrett so terminates her employment, her employment contract will provide for a lump sum severance payment equal to her unpaid base salary for the remaining term of the contract plus $750,000.

For purposes of the above described agreements, a Change of Control is generally deemed to occur in the event that a third party acquires 20 percent or more of the Company’s voting securities or a majority of the Directors of the Company are replaced as a result of a tender offer or merger, sale of assets or contested election. Each employment agreement will contain a non-competition agreement of the Employee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Airlines Co.

July 20, 2007	By:	Deborah Ackerman

Name: Deborah Ackerman
Title: Vice President - General Counsel